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                                                                      EXHIBIT 12



                       RATIO OF EARNINGS TO FIXED CHARGES

                                                         2003        2002        2001        2000        1999
                                                       --------    --------    --------    --------    --------
                                                                    (DOLLAR  AMOUNTS IN  MILLIONS)

Pre-tax income from continuing operations              $  737.5    $  685.0    $  774.8    $  789.1    $  725.1
Adjustments for equity method investments:
   Equity method income                                    (6.7)       (3.7)       (5.2)       (4.0)       (1.4)
   Dividends received from equity method investees
                                                            3.6         4.7         1.3        13.9         3.3
                                                       --------    --------    --------    --------    --------
                                                           (3.1)        1.0        (3.9)        9.9         1.9
                                                       --------    --------    --------    --------    --------

Fixed charges:
   Interest expense, including amortization of debt
     expense and interest in rental expense                36.5        40.0        69.1        92.0        76.0
   Interest credited to policyholders                     926.9       950.6       884.4       813.3       719.7
                                                       --------    --------    --------    --------    --------
                                                          963.4       990.6       953.5       905.3       795.7
                                                       --------    --------    --------    --------    --------
Earnings                                               $1,697.8    $1,676.6    $1,724.4    $1,704.3    $1,522.7
                                                       ========    ========    ========    ========    ========
Ratio of earnings to fixed charges                         1.76        1.69        1.81        1.88        1.91
                                                       ========    ========    ========    ========    ========
Ratio of earnings to fixed charges, excluding
  interest credited to policyholders                      21.12       18.15       12.16        9.68       10.57
                                                       ========    ========    ========    ========    ========
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